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                                                                    EXHIBIT 23.1




                          Independent Auditors' Consent


The Board of Directors
Novadigm, Inc.:


We consent to the use of our report dated April 23, 2003, except as to Note 12, which is as of May 29, 2003, with respect to the consolidated balance sheet of Novadigm, Inc. and subsidiaries as of March 31, 2003, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for the year then ended, and the related consolidated financial statement schedule as of and for the year ended March 31, 2003, incorporated by reference herein.

Our report refers to our audit of the adjustments that were applied to revise the 2002 and 2001 consolidated financial statements, as more fully described in
Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 and 2001 consolidated financial statements other than with respect to such adjustments.


/s/ KPMG LLP

Short Hills, New Jersey
February 24, 2004